                                                                Exhibit 99.2

                                REVOCABLE PROXY
                         SUBURBAN BANCORPORATION, INC.
                                CINCINNATI, OHIO
                        SPECIAL MEETING OF STOCKHOLDERS
                              __________ __, 1997

     The undersigned hereby appoints Directors _________, _________ and _________, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Suburban Bancorporation, Inc. which the undersigned is entitled to vote at the special meeting of stockholders, to be held at the __________________ at __________________ in
Cincinnati, Ohio on _________, _________ __, 1997 at 11:00 A.M., and at any
and all adjournments thereof, as follows:

1. Proposal to Approve Affiliation Agreement          FOR     AGAINST    ABSTAIN
                                                      [ ]       [ ]        [ ]
   Proposal to approve an Affiliation
   Agreement dated as of March 13, 1997
   between Fifth Third Bancorp ("Fifth
   Third") and Suburban Bancorp (the
   "Affiliation Agreement") and the
   transactions contemplated thereby.
   Pursuant to the Affiliation Agreement,
   Suburban Bancorp will merge into Fifth
   Third (the "Merger"). At the time the
   Merger becomes effective (the "Effective
   Time"), each share of common stock,
   $0.01 par value per share, of Suburban
   Bancorp (the "Suburban Bancorp Common
   Stock") will be converted by virtue of
   the Merger into .24357 (the "Exchange
   Ratio") of a share of common stock,
   without par value, of Fifth Third
   ("Fifth Third Common Stock"). The
   Exchange Ratio is subject to adjustment, and consummation of the Merger is subject to various conditions, as set forth in the Affiliation Agreement attached as part of the accompanying
   Proxy Statement/Prospectus.

   The Board of Directors recommends a vote "FOR" Approval of the Affiliation Agreement and the transactions contemplated thereby.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should she undersigned the present and elect to vote at the special meeting or at any adjournments thereof and after notification to the Secretary of the Company at the special meeting of the stockholder's decision to terminate this proxy, then the power, of audit attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the exception of this proxy of notice of the special meeting, a proxy statement/ prospectus dated _________ __, 1997 and copies of the Company's annual report to stockholders for the year ended June 30, 1996 and Part I of the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 1997.


                                             PLEASE COMPLETE, DATE, SIGN AND
                                             MAIL THIS PROXY PROMPTLY IN THE
                                             ACCOMPANYING POSTAGE PREPAID
                                             ENVELOPE.

                                             Dated:______________________, 1997

                                                             NUMBER OF SHARES

                                             __________________________________
                                             PRINT NAME OF STOCKHOLDER

                                             __________________________________
                                             SIGNATURE OF STOCKHOLDER

                                             __________________________________
                                             PRINT NAME OF STOCKHOLDER

                                             __________________________________
                                             SIGNATURE OF STOCKHOLDER

                                             Please sign exactly as your name
                                             appears on the envelope in which
                                             this card was entitled. When
                                             signing as attorney, executor,
                                             trustee or guardian, please give
                                             your full title. If shares are held
                                             jointly, each holder should sign.